Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of Mirador, Inc. for the period from the inception on September 17, 2009 to October 15, 2009 of our reports dated December 17, 2009 included in its Registration Statement on Form S-1 dated August 11, 2010 relating to the financial statements and financial statement schedules for the period from the inception on September 17, 2009 to October 15, 2009 listed in the accompanying index.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
August 11, 2010 ___________________________________
Date